N E W S R E L E A S E

CONTACT:
Jo Ann Rice
(716) 887-7244
joann.rice@ctg.com

CTG Announces 2003 First Quarter
Conference Call Information

BUFFALO, N.Y. - April 7, 2003 - CTG (NYSE: CTG), an international information technology (IT) solutions and staffing company, today announced that it would release its 2003 first quarter financial results on Monday, April 14, 2003 after the market closes. The company will hold a conference call to discuss its financial results and business strategy on April 15, 2003 at 11:00 AM Eastern Time. CTG Chairman and Chief Executive Officer James R. Boldt will lead the call. Interested parties can dial in to 1-800-869-4362 between 10:45 AM and 10:50 AM and ask for the CTG conference call and identify James Boldt as the conference chairperson. A replay of the call will be available between 1:00 PM Eastern Time April 15, 2003 and 1:00 PM Eastern Time April 18, 2003 by dialing 1-800-642-1687 and entering the conference ID number 9317310.

Backed by 37 years' experience, CTG provides IT staffing, application management outsourcing, consulting, and software development and integration solutions to help Global 2000 clients focus on their core businesses and use IT as a competitive advantage to excel in their markets. CTG combines in-depth understanding of our clients' businesses with a full range of integrated services and proprietary ISO 9001:2000-certified service methodologies. Our IT professionals based in an international network of offices in North America and Europe have a proven track record of delivering solutions that work. More information about CTG is available on the Web at www.ctg.com.

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Today's news release, along with CTG news releases for the past year, is available on the Web at www.ctg.com.